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                                   Exhibit 21
                                       to
                                    Form 10-K
                                       of
                           Protective Life Corporation
                                       for
                                   Fiscal Year
                             Ended December 31, 1996


         The following wholly-owned subsidiary of Protective Life Corporation is organized under the laws of the State of Tennessee and does business under its corporate name:

                        Protective Life Insurance Company


         The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Alabama and does business under its corporate name:

                   American Foundation Life Insurance Company


         The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of Wisconsin and does business under its corporate name:

                    Wisconsin National Life Insurance Company




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